UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRELIMINARY

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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SHENG YING ENTERTAINMENT CORP.
(Name of Registrant as Specified in its Charter)

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INFORMATION STATEMENT

PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14c-2 THEREUNDER

We are filing this Information Statement solely for the purpose of informing our stockholders and the Securities and Exchange Commission (“Commission”), of the actions taken by our Board of Directors (“BOD”) at a special meeting held on January 18, 2018. At that meeting, the BOD unanimously decided to: (a) withdraw the Preliminary 14C Information Statement originally filed with the Commission (“Commission”) on January 5, 2018 (“Statement”), effective immediately; and (b) rescind and nullify all of the Board resolutions relating thereto. The Company is withdrawing the Statement because of the BOD’s decision to terminate and abandon efforts to pursue some of the corporate changes contained in the Statement through alternative statutory protocols. The Statement has not been acted upon or declared effective by the Commission.

No action is requested or required on your part.

Dated: January 18, 2017

By Order of the Board of Directors

/s/ Steve Raack

Steve Raack,Chief Executive Officer